Exhibit 16.1

March 12, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read Kingsway Financial Services Inc.’s statements included in Item 4.01(a) of its Form 8-K filed on March 12, 2020 and we agree with such statements concerning our firm.

Sincerely,